Exhibit 1.1
Execution Copy
15,000,000 Units
LINN ENERGY, LLC
Units Representing Limited Liability
Company Interests
EQUITY UNDERWRITING AGREEMENT
March 23, 2010
Barclays Capital Inc.
Citigroup Global Markets Inc.
RBC Capital Markets Corporation
UBS Securities LLC
Wells Fargo Securities, LLC
As the Representatives of the
   several underwriters named in Schedule I hereto
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
     Linn Energy, LLC, a Delaware limited liability company (the “Issuer”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of 15,000,000 units (the “Firm Units”) of the Issuer’s limited liability company interests (the “Units”). The respective amounts of the Firm Units to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Issuer also proposes to sell at the Underwriters’ option an aggregate of up to 2,250,000 additional Units of the Issuer’s limited liability company interests (the “Option Units”) as set forth below.
     As the Representatives, you have advised the Issuer (a) that you are authorized to enter into this underwriting agreement (this “Agreement”) on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Units set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Units if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Units and the Option Units (to the extent the aforementioned option is exercised) are herein collectively called the “Offered Units.”
     The Issuer has prepared a registration statement on Form S-3ASR (File No. 333-162357) with respect to the Offered Units pursuant to the Securities Act of 1933, as amended (the “Securities Act”) in accordance with the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder. As used in this Agreement, “Effective Date” means any date as of which any part of such registration statement relating to the Offered Units became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations of the Commission; “Preliminary Prospectus” means any preliminary prospectus relating to the Offered Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Offered Units; “Pricing Prospectus” means the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof); “Prospectus” means the final prospectus relating to the Offered Units, including any prospectus supplement thereto relating to the Offered Units, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement; “Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 under the Securities Act relating to the Offered Units; “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Offered Units; and “Applicable Time” means 8:56 p.m. (Eastern time) on March 23, 2010, which time is prior to or at the time when sales of Offered Units were first made.
     Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Issuer on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.
     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:
     1. Representations and Warranties of the Issuer.
          The Issuer represents and warrants to each of the Underwriters as follows:
          (a) (i) At the time of initial filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Units in reliance on the exemption of Rule 163, the Issuer was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years prior to the date of this Agreement. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Issuer has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Issuer has not made any offer relating to the Offered Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Issuer has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Issuer has paid or shall pay the required Commission filing fees relating to the Offered Units within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
          (b) The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations. The Pricing Prospectus conforms and the Prospectus will conform, in all material respects on the Effective Date and on the Closing Date (as defined below) and each Option Closing Date (as defined below), if any, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. As of the Effective Date, the date hereof, the Closing Date and each Option Closing Date, if any, (i) the Registration Statement does not and will not, and any further amendments to the Registration Statement will not, when they become effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of its date and the date hereof, the Prospectus does not, and as amended or supplemented on the Closing Date and each Option Closing Date, if any, will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) the Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses and other information listed in Schedule II(a) hereto, taken together with the final pricing information included on the cover page of the Prospectus (collectively, the “Disclosure Package”), as of the Applicable Time did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) each Issuer Free Writing Prospectus listed on Schedule II(a) or Schedule II(b) hereto does not conflict with the information contained in the Registration Statement; and (v) each such Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this sentence do not apply to statements or omissions in the Registration Statement, the Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives expressly for use therein, such information being listed in Section 13 below. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the Rules and Regulations. The Issuer filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus and each Issuer Free Writing Prospectus was preceded or accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 under the Securities Act.
          (c) Each of the statements made by the Issuer in such documents within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any projections, results of operations or statements with respect to future available cash or future cash distributions of the Issuer or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information concerning the Underwriters furnished to the Issuer by or on behalf of any Underwriter specifically for inclusion in the Registration Statement, the Pricing Prospectus or the Prospectus, such information being listed in Section 13 below.
          (d) This Agreement has been duly authorized, executed and delivered by the Issuer, and constitutes a valid, legal, and binding obligation of the Issuer, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), by public policy, by applicable law relating to indemnification and contribution and by an implied covenant of good faith and fair dealing. The Issuer has full power and authority to enter into this Agreement and to authorize, issue and sell the Offered Units as contemplated by this Agreement.
          (e) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Offered Units as described in the Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Issuer and its Subsidiaries (as defined below), or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound or to which any of the property or assets of the Issuer or any of its Subsidiaries is subject; (ii) result in any violation of the provisions of the limited liability company agreement, charter or bylaws (or similar organizational documents) of the Issuer or any of its Subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its Subsidiaries or any of their properties or assets, except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect (as defined below).
          (f) The Issuer has been duly organized and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act with limited liability company power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package. Each of the subsidiaries of the Issuer, all of which are listed in Exhibit A hereto (collectively, the “Subsidiaries”), has been duly organized and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its formation, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package. The Subsidiaries are the only subsidiaries, direct or indirect, of the Issuer. The Issuer and each of the Subsidiaries are duly qualified to transact business and are in good standing in all jurisdictions in which the conduct of their business requires such qualification; except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ or members’ equity, prospects or business of the Issuer and its Subsidiaries, taken as a whole (a “Material Adverse Effect”).
          (g) The outstanding Units representing the Issuer’s limited liability company interests have been duly authorized and validly issued and are fully paid (to the extent required under the Issuer’s limited liability company agreement) and non-assessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act); the Offered Units to be issued and sold by the Issuer have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid (to the extent required under the Issuer’s limited liability company agreement) and non-assessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act); and no preemptive rights of unitholders exist with respect to any of the Offered Units or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Offered Units as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Units. The outstanding shares of capital stock, membership interests or partnership interests, as the case may be, of each of the Subsidiaries have been duly authorized and validly issued, are fully paid (to the extent required under the limited liability company agreements of the applicable Subsidiary) and non-assessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act or Sections 18-2030 and 18-2031 of the Oklahoma Limited Liability Company Act, as applicable) and are wholly owned by the Issuer or another Subsidiary free and clear of all liens, encumbrances and equities and claims except for (i) contractual restrictions on transfer contained in the applicable constituent documents, the Indenture, dated as of June 27, 2008, among the Issuer, Linn Energy Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, the Fourth Amended and Restated Credit Agreement dated as of April 28, 2009 among the Issuer, BNP Paribas, as administrative agent, and the lenders and agents party thereto (as amended or modified from time to time, the “Bank Credit Facility”), and the Indenture dated as of May 18, 2009, among the Issuer, Linn Energy Finance Corp., the guarantors named therein and U.S. Bank, National Association, as trustee, and (ii) liens created under or pursuant to the Bank Credit Facility and other liens permitted under the Bank Credit Facility; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock, membership interests or partnership interests, as the case may be, in the Subsidiaries are outstanding.

          (h) The authorized capitalization of the Issuer is as set forth in the Disclosure Package. All of the Offered Units conform to the description thereof contained in the Prospectus and the Disclosure Package. No holders of securities of the Issuer have rights to the registration of such securities under the Registration Statement that have not been waived.
          (i) The consolidated financial statements of the Issuer and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, present fairly in all material respects the financial position and the results of operations and cash flows of the Issuer and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement, the Prospectus and the Disclosure Package presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Issuer. The pro forma financial statements and other pro forma financial information included in the Registration Statement, Prospectus and the Disclosure Package present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Issuer, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.
          (j) The Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (k) KPMG LLP, which has audited certain financial statements of the Issuer and delivered its opinion with respect to the audited financial statements and schedules incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Issuer within the meaning of the Securities Act and the Rules and Regulations.
          (l) DeGolyer and MacNaughton, who issued a report with respect to the Issuer’s oil and natural gas reserves at December 31, 2009, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Issuer.
          (m) The information underlying the estimates of reserves of the Issuer included in the Disclosure Package, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other factors, in each case as described in the Disclosure Package, the Issuer is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the Disclosure Package; estimates of such reserves and present values as described in the Disclosure Package comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.
          (n) There is no action, suit, claim or proceeding pending or, to the knowledge of the Issuer, threatened against the Issuer or any of the Subsidiaries before any court or administrative agency or otherwise (1) that is required to be described in the Registration Statement, the Prospectus or the Disclosure Package and is not so described or (2) which, if determined adversely to the Issuer or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement, the Prospectus and the Disclosure Package.
          (o) No labor disturbance or dispute with the employees of the Issuer or the Subsidiaries exists or, to the Issuer’s knowledge, is threatened or imminent, and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that could reasonably be expected to have a Material Adverse Effect.
          (p) The Issuer and its Subsidiaries have good and marketable title to all real property and to all personal property described in the Disclosure Package as being owned by them and valid, legal and defensible title to the interests in oil and gas properties underlying the estimates of the Issuer’s proved reserves described in the Disclosure Package, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Disclosure Package, (ii) such as may arise in connection with the Bank Credit Facility, (iii) such as do not (individually or in the aggregate) materially interfere with the use made or proposed to be made of such property by the Issuer and the Subsidiaries or (iv) such as are not (individually or in the aggregate) reasonably likely to result in a Material Adverse Effect; any real property and buildings held under lease or sublease by the Issuer and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as (A) do not materially interfere with, the use made and proposed to be made of such property and buildings by the Issuer and its Subsidiaries or (B) are not (individually or in the aggregate) reasonably likely to result in a Material Adverse Effect; and the working interests derived from oil, gas and mineral leases or mineral interests which constitute a portion of the real property held or leased by the Issuer and its Subsidiaries reflect in all material respects the right of the Issuer and its Subsidiaries to explore, develop or produce hydrocarbons from such real property, and the care taken by the Issuer and its Subsidiaries with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Issuer and its Subsidiaries operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.
          (q) The Issuer and the Subsidiaries have filed all federal, state, local and foreign income and franchise tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due, such taxes are not reasonably likely to result in a Material Adverse Effect, or such taxes are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with U.S. generally accepted accounting principles. No tax deficiency has been determined adversely to the Issuer or any of its Subsidiaries, nor does the Issuer have knowledge of any tax deficiencies, in either case, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Issuer or sale by the Issuer of the Offered Units.
          (r) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective change which has had or is reasonably likely to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Issuer or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Prospectus and the Disclosure Package. The Issuer and the Subsidiaries have no material contingent obligations that are not disclosed in the Issuer’s financial statements in the Registration Statement and the Prospectus.
          (s) Neither the Issuer nor any Subsidiary (i) is in violation of its charter or by-laws (or similar organizational documents); (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (t) Except as described in the Disclosure Package, neither the Issuer nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capitalization or long-term debt of the Issuer or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, members’ equity, properties, management, business or prospects of the Issuer and its subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (u) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Issuer’s debt securities by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Issuer’s debt securities.
          (v) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the NYSE Amex Equities, the NASDAQ Stock Market or in the over-the-counter market, or trading in any securities of the Issuer on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in any securities of the Issuer on any exchange or in the over-the-counter market shall have been suspended or materially limited, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Offered Units being delivered on the Closing Date or the Option Closing Date on the terms and in the manner contemplated in the Prospectus.
          (w) Since the date as of which information is given in the Disclosure Package and except as may otherwise be described in the Disclosure Package, the Issuer has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, or (ii) entered into any material transaction not in the ordinary course of business.
          (x) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Issuer of this Agreement and the consummation of the transactions herein contemplated, including application of the proceeds from the sale of the Offered Units as described in the Disclosure Package (except such additional steps, if any, as may be required by the Commission, the Financial Industry Regulatory Authority (the “FINRA”) or such additional steps as may be necessary to qualify the Offered Units for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

          (y) Subject to such qualifications as may be set forth in the Disclosure Package, the Issuer and each of the Subsidiaries has all licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations (“Permits”) from governmental authorities as are necessary to conduct its businesses as currently conducted and to own, lease and operate its properties in the manner described in the Prospectus and the Disclosure Package, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no claim, proceeding or controversy, pending or, to the knowledge of the Issuer or any of the Subsidiaries, threatened, involving the status of or sanctions under any of the Permits. The Issuer and each of the Subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Issuer or any of the Subsidiaries under such Permit, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.
          (z) To the Issuer’s knowledge, there are no affiliations or associations between any member of the FINRA and any of the Issuer’s officers, directors or 5% or greater unitholders, except as set forth in the Registration Statement.
          (aa) Neither the Issuer, nor to the Issuer’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Issuer’s Units to facilitate the sale or resale of the Offered Units. The Issuer acknowledges that the Underwriters may engage in passive market making transactions in the Shares on The Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act.
          (bb) Neither the Issuer nor any of the Subsidiaries is, and as of the Closing Date after giving effect to the offer and sale of the Offered Units and the application of the proceeds therefrom as described in the Disclosure Package and the Prospectus none of them will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).
          (cc) The Issuer and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Issuer and the Subsidiaries reasonably consider adequate for the conduct of their respective businesses and the value of their respective properties and as is reasonably customary for companies engaged in similar industries. All policies of insurance insuring the Issuer or any Subsidiary or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Issuer and the Subsidiaries are in compliance with the terms of such policies in all material respects. There are no material claims by the Issuer or any Subsidiary under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause.
          (dd) (i) There exists no “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) that is subject to Title IV of ERISA or Section 412 of the Code (as defined below) for which the Issuer or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) may have any liability; and (ii) each plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification, except where failure to be so qualified would not be reasonably likely to result in a Material Adverse Effect. Neither the Issuer nor any member of its Controlled Group has any withdrawal or other liability to any “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA.
          (ee) Other than as contemplated by this Agreement, the Issuer has not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
          (ff) Other than the Subsidiaries, the Issuer does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity.
          (gg) There are no statutes, regulations, contracts or other documents (including, without limitation, any voting agreement) that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits to the Registration Statement that are not described or filed as required. Neither the Issuer nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, Prospectus or the Disclosure Package, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Issuer, any Subsidiary or any other party to any such contract or agreement.
          (hh) Except as described in the Disclosure Package and the Prospectus and except as would not in the aggregate reasonably be expected to have a Material Adverse Effect, (i) neither the Issuer nor any of the Subsidiaries has received any notice that has not been resolved alleging that it is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, pertaining to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations pertaining to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Issuer and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Issuer, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings under any Environmental Law against the Issuer or any of the Subsidiaries, and (iv) to the knowledge of the Issuer, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Issuer or any of the Subsidiaries pertaining to Hazardous Materials or under any Environmental Laws.
          (ii) No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by the Issuer or any Subsidiary, by any of their officers, directors, employees or agents or, to the knowledge of the Issuer, by any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Issuer or any Subsidiary, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Neither the Issuer nor any Subsidiary, nor, to the best knowledge of the Issuer, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Issuer or any Subsidiary.
          (jj) The conduct of business by the Issuer and each of the Subsidiaries complies, and at all times has complied, in all material respects with federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders, Permits and other similar items (“Laws”) applicable to its business, including, without limitation, the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substance Control Act and similar federal, state, local and foreign Laws applicable to hazardous or regulated substances and radioactive or biologic materials and licensing and certification Laws covering any aspect of the business of the Issuer or any of the Subsidiaries. Neither the Issuer nor any of the Subsidiaries has received any notification asserting, or has knowledge of, any present or past failure to comply with or violation of any such Laws.
          (kk) The information contained in the Registration Statement and the Prospectus regarding the Issuer’s expectations; plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the Securities Act and the Exchange Act were made by the Issuer on a reasonable basis and reflect the Issuer’s good faith belief and/or estimate of the matters described therein.
          (ll) Any certificate signed by any officer of the Issuer and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Offered Units contemplated hereby shall be deemed a representation and warranty by the Issuer to each Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

          (mm) The Issuer is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith, except where failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act that will become applicable to the Issuer.
          (nn) The Issuer has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act); the Issuer’s “disclosure controls and procedures” are reasonably designed to ensure that all material information (both financial and non-financial) relating to the Issuer and the Subsidiaries required to be disclosed by the Issuer in the reports that it will file or furnish under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Commission, and that all such information is accumulated and communicated to the Issuer’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Issuer required under the Exchange Act with respect to such reports.
          (oo) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Issuer to or for the benefit of any of the officers or directors of the Issuer or any of their respective family members, except as disclosed in the Prospectus and the Disclosure Package. The Issuer has not directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Issuer.
          (pp) Neither the Issuer nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” for purposes of the Securities Act or the rules and regulations promulgated thereunder with the offer and sale of the Offered Units pursuant to the Registration Statement. Except as disclosed in the Prospectus and the Disclosure Package, neither the Issuer nor any of its affiliates has sold or issued any security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than the offering of 7,500,000 Units the Issuer issued and sold pursuant to a registration statement (Registration No. 333-162357) on Form S-3 on October 13, 2009, and Units issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Prospectus and the Disclosure Package.
          (qq) The Offered Units have been approved for listing on The Nasdaq Global Select Market.
          (rr) The statements in the Disclosure Package and the Prospectus under the headings “Material Tax Consequences” and “Description of the Units”, insofar as such statements summarize legal matters, agreements, documents, laws or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents, laws or proceedings and present the information required to be shown.

          (ss) Since the latest date as of which information is given in the Disclosure Package through the date hereof, and except as may otherwise be disclosed in the Disclosure Package, the Issuer has not (i) issued or granted any securities (other than issuances of restricted units or options under the Issuer’s equity plans), (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business or (iii) entered into any transaction not in the ordinary course of business.
          (tt) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Offered Units), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.
     2. Purchase, Sale and Delivery of the Firm Units.
          (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Issuer agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $24.00 per Unit, the number of Firm Units set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 11 hereof.
          (b) Payment for the Firm Units to be sold hereunder is to be made in New York Clearing House funds by Federal (same day) funds to an account designated by the Issuer against delivery of the Firm Units to the Representatives for the several accounts of the Underwriters in a form reasonably acceptable to the Representatives. Such payment and delivery are to be made through the facilities of the Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as the Issuer and the Representatives shall agree upon, such time and date being herein referred to as the “Closing Date”. As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.
          (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer hereby grants an option to the several Underwriters to purchase, from time to time, the Option Units at the price per share as set forth in the first paragraph of this Section. The option granted hereby may be exercised in whole or in part by giving written notice at any time before the Closing Date and at any time within 30 days after the date of this Agreement, by you, as the Representatives of the several Underwriters, to the Issuer setting forth the number of Option Units as to which the several Underwriters are exercising the option, the names and denominations in which the Option Units are to be registered and the time and date at which the Option Units are to be delivered. The time and date at which the Option Units are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Units to be purchased by each Underwriter shall be in the same proportion to the total number of Option Units being purchased as the number of Firm Units being purchased by such Underwriter bears to the total number of Firm Units, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Units granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. You, as the Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Issuer. To the extent, if any, that the option is exercised, payment for the Option Units shall be made on the Option Closing Date in Federal (same day funds) through the facilities of the Depository Trust Company in New York, New York drawn to the order of the Issuer.
     3. Offering by the Underwriters.
     It is understood that the several Underwriters are to make a public offering of the Firm Units as soon as the Representatives deem it advisable to do so. The Firm Units are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Units are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.
     It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Offered Units in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.
     4. Covenants.
          (a) The Issuer covenants and agrees with the several Underwriters that it will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B of the Rules and Regulations; (ii) not file any amendment to the Registration Statement or supplement to the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Issuer with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Offered Units by the Underwriters.
          (b) The Issuer has not distributed, and without the prior consent of the Representatives it will not distribute, any prospectus or other offering material (including, without limitation, any offer relating to the Offered Units that would constitute a Free Writing Prospectus and content on the Issuer’s website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Offered Units, other than the materials referred to in Section 1(a). Each Underwriter represents and agrees that it has not made and, without the prior consent of the Issuer and the Representatives, it will not make, any offer relating to the Offered Units that would constitute an Issuer Free Writing Prospectus. Any such Issuer Free Writing Prospectus the use of which has been consented to by the Issuer and the Representatives is listed on Schedule II(a) or Schedule II(b) hereto. The Issuer has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Issuer agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Issuer will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Issuer by an Underwriter through the Representatives expressly for use therein.
          (c) The Issuer will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Issuer.
          (d) The Issuer will advise the Representatives promptly (i) of any notice from the Commission objecting to the use of the form of the Registration Statement or any post- effective amendment thereto (ii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; and (iii) of the issuance by the Commission of any stop order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or of the institution of any proceedings for that purpose. The Issuer will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.
          (e) The Issuer will cooperate with the Representatives in endeavoring to qualify the Offered Units for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Issuer shall not be required to qualify as a foreign entity, to file a general consent to service of process or to subject itself to taxation in any jurisdiction where it is not now so qualified, required to file such a consent or subject to taxation. The Issuer will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Offered Units.
          (f) The Issuer will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Issuer will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Issuer will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.
          (g) The Issuer will comply with the Securities Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Offered Units as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Issuer or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Issuer promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.
          (h) As soon as practicable, the Issuer will make generally available to its security holders and to the Representatives an earning statement or statements of the Issuer and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
          (i) Prior to the Closing Date, the Issuer will furnish to the Underwriters, as soon as they have been prepared by or are available to the Issuer, a copy of any unaudited interim financial statements of the Issuer for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.
          (j) The Issuer covenants and agrees that it will not (i) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Units or securities convertible into or exercisable or exchangeable for Units, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of Units, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Units or securities convertible, exercisable or exchangeable into Units or any other securities of the Issuer or (iv) publicly disclose the intention to do any of the foregoing for a period of 45 days after the date of this Agreement, directly or indirectly, except with the prior written consent of Barclays Capital Inc.; provided, that this provision will not apply to the sale of Units to the Underwriters pursuant to this Agreement, and will not restrict the Issuer from awarding restricted units and options to purchase its Units or issuing Units upon the exercise of Unit options pursuant to the Issuer’s long-term incentive plan as described in the Prospectus and the Disclosure Package.
          (k) The Issuer has caused each officer and director of the Issuer to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to (i) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Units (including, without limitation, Units that may be deemed to be beneficially owned by such officers and directors in accordance with the rules and regulations of the Commission and Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Units, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of Units, (iii) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Units or securities convertible, exercisable or exchangeable into Units or any of our other securities, or (iv) publicly disclose the intention to do any of the foregoing for a period of 45 days after the date of this Agreement, directly or indirectly, except with the prior written consent of Barclays Capital Inc. (“Lockup Agreements”). Notwithstanding anything herein to the contrary, the restrictions in this Section 4(k) do not apply either to the sale of Units to the Underwriters or to vesting of restricted units or net exercises of options to purchase Units and withholding of Units to pay income taxes upon the vesting of restricted Units under the Issuer’s long-term incentive plan in effect on the date hereof.
          (l) The Issuer shall apply the net proceeds of its sale of the Offered Units as described under the heading “Use of Proceeds” in the Prospectus and the Disclosure Package.
          (m) The Issuer shall not invest, or otherwise use the proceeds received by the Issuer from its sale of the Offered Units in such a manner as would require the Issuer or any of the Subsidiaries to register as an investment company under the 1940 Act.
          (n) The Issuer shall prepare and timely file any notifications relating to the Offered Units required by the applicable rules of The Nasdaq Global Select Market.
     5. Costs and Expenses.
     The Issuer will pay all costs, expenses and fees incident to the performance of the obligations of the Issuer under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Issuer; the fees and disbursements of counsel for the Issuer; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Pricing Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Underwriters’ Selling Memorandum and the Underwriters’ Invitation Letter, if any, and any supplemental listing application; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements), if any, incident to securing any required review by the FINRA of the terms of the sale of the Offered Units; any supplemental listing fee of The Nasdaq Global Select Market; and investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Units, including, without limitation, one-half of the cost of any aircraft chartered in connection with the road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Issuer.

     The Issuer shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under FINRA regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Issuer to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Issuer shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Offered Units or in contemplation of performing their obligations hereunder.
     6. Conditions of Obligations of the Underwriters.
     The several obligations of the Underwriters to purchase the Firm Units on the Closing Date and the Option Units, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date and the Option Closing Date, if any, of the representations and warranties of the Issuer contained herein, and to the performance by the Issuer of its covenants and obligations hereunder and to the following additional conditions:
          (a) The Issuer shall have filed each Preliminary Prospectus (including the Pricing Prospectus) and Prospectus pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. All material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Issuer, shall be contemplated by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Issuer, shall be contemplated by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Offered Units.
          (b) The Representatives shall have received on the Closing Date and each Option Closing Date, if any, the opinions of Baker Botts L.L.P., counsel for the Issuer, dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters (and stating that it may be relied upon by Latham & Watkins LLP, counsel for the Underwriters) in form and substance reasonably satisfactory to the Representatives and substantially in the form attached as Exhibit B.
          (c) The Representatives shall have received on the Closing Date and each Option Closing Date, if any, the opinions of GableGotwals, special Oklahoma counsel for the

Issuer, dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters (and stating that it may be relied upon by Latham & Watkins LLP, counsel for the Underwriters) in form and substance reasonably satisfactory to the Representatives and substantially in the form of Exhibit C.
          (d) The Representatives shall have received on the Closing Date and each Option Closing Date, if any, the opinions of the General Counsel of the Issuer, dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters (and stating that it may be relied upon by Latham & Watkins LLP, counsel for the Underwriters) in form and substance reasonably satisfactory to the Representatives and substantially in the form of Exhibit D.
          (e) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, an opinion dated the Closing Date and the Option Closing Date, if any, such opinion or opinions with respect to such matters as the Representatives reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.
          (f) You shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance satisfactory to you, of KPMG LLP confirming that they are independent registered public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and incorporated by reference in the Registration Statement and the Disclosure Package comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in a registration statement and prospectus.
          (g) You shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, as applicable, in form and substance satisfactory to you, of DeGolyer and MacNaughton covering certain matters relating to information about the reserves of the Issuer presented in the Disclosure Package.
          (h) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of the Issuer’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the Option Closing Date, as applicable, each of them severally represents as follows:
          (i) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;
          (ii) The representations and warranties of the Issuer contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as applicable, and the Issuer has complied with all of their respective agreements contained herein in all material respects and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as applicable;
          (iii) All filings required to have been made pursuant to Rules 424 or 430B under the Securities Act have been made;
          (iv) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and
          (v) Since the respective dates as of which information is given in the Disclosure Package, there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business.
          (i) The Issuer shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.
          (j) The Representatives shall have received the Lockup Agreements described in Section 4(k), each of which shall be in full force and effect.
          The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Latham & Watkins LLP, counsel for the Underwriters.
          If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives.
          In such event, the Issuer and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).
     7. Conditions of the Obligations of the Issuer.
          The obligations of the Issuer to sell and deliver the Offered Units required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

     8. Indemnification.
          (a) The Issuer agrees:
          (i) to indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any losses, claims, damages or liabilities to which such Underwriter or any such person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in (1) the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, (2) any (y) Issuer Free Writing Prospectus or (z) any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, with respect to the issuance and sale of the Offered Units, the Prospectus and the Disclosure Package (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Offered Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (A) or (B) above (provided, however, that the Issuer shall not be liable under this clause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, Pricing Prospectus, the Prospectus, or such amendment or supplement, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in reliance upon and in conformity with written information furnished to the Issuer by or through the Representatives specifically for use in the preparation thereof, such information being listed in Section 13 below.
          (ii) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Offered Units, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto. The foregoing indemnity agreement is in addition to any liability which the Issuer may otherwise have to any Underwriter or to any director, officer, employee, controlling person or affiliate of that Underwriter.
          (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Issuer, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which the Issuer or any such director, officer, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Issuer or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer by or through the Representatives specifically for use in the preparation thereof, such information being listed in Section 13 below.
          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel; (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.
     It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Issuer in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.
          (d) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Underwriters on the other from the offering of the Offered Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Issuer and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Offered Units purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.
          (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any supplement or amendment thereto, or any Issuer Free Writing Prospectus, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.
          (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Issuer set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Issuer, its directors or officers or any persons controlling the Issuer, (ii) acceptance of any Offered Units and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Issuer, its directors or officers, or any person controlling the Issuer, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.
     9. Default by Underwriters.
          If on the Closing Date or the Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Offered Units which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Issuer), then the remaining Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Units or Option Units, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Units or Option Units, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase; provided, however, that if the aggregate number of Offered Units of Firm Units or Option Units, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Units or Option Units, as the case may be, covered hereby, the Issuer or you as the Representatives of the Underwriters will have the right to terminate this Agreement without liability on the part of the non-defaulting

Underwriters or of the Issuer except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the Closing Date or Option Closing Date, if any, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     10. Notices.
     All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Underwriters, to

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Syndicate Registration
Fax: (646) 834-8133

with a copy, in the case of any notice pursuant to Section 8(c), to:

Director of Litigation
Office of the General Counsel
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Fax: (212) 520-0421

if to the Issuer, to	Linn Energy, LLC
600 Travis Street, Suite 5100
Houston, Texas 77002
Attention: General Counsel
Fax: (281) 840-4180
     11. Termination.
          This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) there shall have occurred any of the events described in Sections 1(u) or 1(v)(ii) shall have occurred or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Offered Units as contemplated by any Preliminary Prospectus, the Disclosure Package or the Prospectus (exclusive of any amendment or supplement thereto) or (ii) the Underwriters shall decline to purchase the Offered Units for any reason permitted under this Agreement.
     12. Successors.
          This Agreement has been and is made solely for the benefit of the Issuer and Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Offered Units from any Underwriter shall be deemed a successor or assign merely because of such purchase.
     13. Information Provided by Underwriters.
          The Issuer and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Issuer for inclusion in any Preliminary Prospectus, Prospectus, Issuer Free Writing Prospectus or the Registration Statement consists of the concession and reallowance figures appearing in the second paragraph under the caption “Underwriting (Conflicts of Interest)—Commissions and Expenses”.
     14. Research Independence.
          In addition, the Issuer acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Issuer and/or the offering that differ from the views of its investment bankers. The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuer by such Underwriters’ investment banking divisions. The Issuer acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Issuer which may be the subject to the transactions contemplated by this Agreement.
     15. No Fiduciary Duty.
          The Issuer hereby acknowledges that (a) the purchase and sale of the Offered Units pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuer and (c) the Issuer’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuer agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuer on related or other matters). The Issuer agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuer, in connection with such transaction or the process leading thereto.
     16. Miscellaneous.
          (a) The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Issuer or its directors or officers and (iii) delivery of and payment for the Offered Units under this Agreement.
          (b) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          (c) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          (d) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.
          (e) This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.
[remainder of page intentionally blank]

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Issuer and the several Underwriters in accordance with its terms.

Very truly yours, LINN ENERGY, LLC
By:	/s/ Kolja Rockov
Kolja Rockov
Executive Vice President and Chief Financial Officer
[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
Barclays Capital Inc.
Citigroup Global Markets Inc.
RBC Capital Markets Corporation
UBS Securities LLC
Wells Fargo Securities, LLC
As the Representatives of the several
Underwriters listed on Schedule I

By: Barclays Capital Inc.
By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

By: Citigroup Global Markets Inc.
By:	/s/ John C. Bishop
	Name:	John C. Bishop
	Title:	Director

By: RBC Capital Markets Corporation
By:	/s/ Michael Davis
	Name:	Michael Davis
	Title:	Managing Director

By: UBS Securities LLC
By:	/s/ Jerry Schretter
	Name:	Jerry Schretter
	Title:	Managing Director

By: Wells Fargo Securities, LLC
By:	/s/ David Herman
	Name:	David Herman
	Title:	Director

[Signature Page to Underwriting Agreement]

SCHEDULE I
Schedule of Underwriters

Underwriter	Number of Firm Units to be Purchased
Barclays Capital Inc.	2,437,500
Citigroup Global Markets Inc.	2,437,500
RBC Capital Markets Corporation	2,437,500
UBS Securities LLC	2,437,500
Wells Fargo Securities, LLC	2,437,500
Credit Suisse Securities (USA) LLC	975,000
Raymond James & Associates, Inc.	975,000
Stifel, Nicolaus & Company Incorporated	375,000
Madison Williams and Company LLC	187,500
Oppenheimer & Co. Inc.	187,500
Davenport & Company LLC	56,250
Wunderlich Securities, Inc.	56,250

Total	15,000,000

I-1

SCHEDULE II(a)
Materials Other than the Pricing Prospectus that
Comprise the Pricing Disclosure Package
1.	Free Writing Prospectus dated March 22, 2010 and filed with the Commission on March 23, 2010 (File No. 333-162357).
2.	Free Writing Prospectus dated March 23, 2010 and filed with the Commission on March 24, 2010 (File No. 333-162357).

II(a)-1

SCHEDULE II(b)
Issuer Free Writing Prospectuses Not Included in the Pricing Disclosure
Package
     None.

II(b)-1

EXHIBIT A
List Of Subsidiaries
Linn Energy Holdings, LLC (Delaware)
Penn West Pipeline, LLC (Delaware)
Penn West Storage, LLC (Delaware)
Linn Western Processing, LLC (Delaware)
Mid-Continent Holdings I, LLC (Delaware)
Mid-Continent Holdings II, LLC (Delaware)
Mid-Continent I, LLC (Delaware)
Linn Gas Marketing, LLC (Delaware)
Mid-Continent II, LLC (Delaware)
Linn Exploration Midcontinent, LLC (Oklahoma)
Linn Operating, Inc. (Delaware)
Mid Atlantic Well Service, Inc. (Delaware)
Linn Western Operating, Inc. (Delaware)
Linn Energy Finance Corp. (Delaware)

A-1

EXHIBIT B
Form of Opinion of Baker Botts L.L.P.
     1. Each of the Issuer and the subsidiaries listed on Exhibit 21.1 to the Issuer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “Significant Subsidiaries”) is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, as applicable, and is duly qualified to do business and in good standing as a foreign corporation or limited liability company, as applicable, in each of the jurisdictions listed on Exhibit A to such opinion.
     2. (a) The Issuer has the limited liability company power to execute and deliver, and perform its obligations under, this Agreement and (b) each of the Issuer and the Significant Subsidiaries has the corporate or entity power, as applicable, to own, lease and operate its property and conduct its business as described in the Disclosure Package and the Prospectus. The Issuer has the limited liability company power to authorize, issue, sell and deliver the Offered Units as contemplated by this Agreement.
     3. The Offered Units to be issued and sold by the Issuer to the Underwriters under this Agreement have been duly authorized in accordance with the Issuer’s limited liability company agreement and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Issuer’s limited liability company agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “DLLCA”)) and will conform to the description thereof contained in each of the Disclosure Package and the Prospectus.
     4. The DLLCA does not grant holders of Units preemptive rights to subscribe for or purchase the Offered Units. Except as described in the Disclosure Package and the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Offered Units pursuant to the Issuer’s certificate of formation, limited liability company agreement or the Reviewed Agreements.
     5. This Agreement has been duly and validly authorized, executed and delivered by the Issuer.
     6. The execution and delivery of this Agreement by the Issuer, the consummation of the transactions contemplated by this Agreement and the application of the proceeds from the sale of the Offered Units as described under “Use of Proceeds” in each of the Disclosure Package and the Prospectus do not, and the performance by the Issuer of its obligations under this Agreement will not, (a) result in any violation or breach of or result in a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer under the Reviewed Agreements or (b) result in any violation of any law, statute, order, rule or regulation known to us of any court or governmental agency or body or under the DLLCA, the DGCL, New York law or federal law (including Regulations T, U and X of the Board of Governors of the Federal Reserve System) (the “Included Laws”).

     7. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a “Filing”) is required under any of the Included Laws for the due execution and delivery of this Agreement by the Issuer and the performance by the Issuer of its obligations under this Agreement, except for (a) routine Filings necessary in connection with the conduct of the business of the Issuer and its subsidiaries, including routine Filings required to be made under the Exchange Act, (b) such other Filings as have been obtained or made, (c) such Filings required under the Securities Act or the Exchange Act as provided in this Agreement, and (d) Filings required to maintain corporate and similar standing and existence.
     8. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of this Agreement; the Preliminary Prospectus was filed as a portion of the Registration Statement with the Commission pursuant to Rule 413(b) under the Securities Act and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b)(5) under the Securities Act specified in such opinion on the date specified therein; and, to the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuer and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Issuer or in connection with the offering is pending or threatened by the Commission.
     9. (a) The Registration Statement, on the Effective Date and on the Closing Date, and (b) the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date, complied as to form, in all material respects, with the requirements of the Securities Act and the Rules and Regulations, except that in each case such counsel need express no opinion with respect to the financial statements, including the notes thereto, any other financial, pro forma financial, accounting and statistical data and reserve and production information included or incorporated by reference therein.
     10. The documents filed under the Exchange Act and incorporated by reference in the Disclosure Package and the Prospectus or any amendment thereof or supplement thereto (other than the financial statements, including the notes thereto, and any other financial, pro forma financial, accounting and statistical data and reserve and production information included or incorporated by reference therein, as to which no opinion is rendered, and in the case of any such incorporated document that was subsequently amended, such document as amended by the subsequently filed amendment) when they were filed (after giving effect to subsequent amendments, if applicable) with the Commission, appear on their face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the applicable rules and regulations thereunder.
     11. The statements made in each of the Preliminary Prospectus and the Prospectus under the caption “Description of the Units,” insofar as they purport to constitute summaries of the terms of the Units (including the Offered Units) and the Issuer’s limited liability company agreement or summaries of the terms of statutes, rules or regulations, constitute accurate summaries of the terms of such Units and such statutes, rules and regulations in all material respects.
     12. The statements in the preliminary prospectus supplement dated March 22, 2010 and the prospectus supplement dated March 23, 2010 (together, the “Prospectus Supplements”) under the caption “Material Tax Consequences,” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, as of the date of the Disclosure Package and the Prospectus, in all material respects, are accurate and fairly summarize the United States federal tax laws referred to therein, subject to the qualifications and assumptions stated therein, it being understood that such counsel did not participate in the preparation of the registration statement on Form S-3 (Registration Statement No. 333-162357) or the accompanying prospectus dated October 9, 2009 (the “Base Prospectus”), as filed by the Issuer with the Commission under the Securities Act, and such counsel expresses no view as to the discussion set forth under the caption “Material Tax Consequences” in the Base Prospectus, which is entirely superseded by the statements under the caption “Material Tax Consequences” in the Prospectus Supplements; and the opinion of such counsel that will be filed as Exhibit 8.1 to the Form 8-K to be filed with the Commission between the date hereof and the Closing Date is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.
     13. The Issuer and its subsidiaries are not, and after giving effect to the offering and sale of the Offered Units contemplated by this Agreement and the application of the net proceeds from such sale as described in the Disclosure Package and the Prospectus, the Issuer and its subsidiaries will not be required to register as an “investment company,” as such term is defined under the 1940 Act.
     In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Issuer and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the laws of the State of New York, the DLLCA and the DGCL, (D) with respect to the opinions expressed in paragraph 1 above as to the due qualification or registration as a foreign corporation or limited liability company, as the case may be, of the Issuer and the Significant Subsidiaries state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the applicable states (each of which will be dated not more than five days prior to such Closing Date, as the case may be, and shall be provided to the Representatives), (E) state that they express no opinion with respect to any permits to own or operate any real or personal property, (F) state that they express no opinion with respect to the title of any of the Issuer or any of its subsidiaries to any of their respective real or personal property nor with respect to the accuracy or descriptions of real or personal property, (G) state that they express no opinion with respect to state or local taxes or tax statutes to which the Issuer or any of its subsidiaries may be subject and (H) state that they express no opinion as to the financial statements, including the notes thereto, and any other financial, pro forma financial, accounting and statistical data and reserve information contained or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus.
     In addition, such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated as of the Closing Date and the Option

Closing Date, if applicable, in form and substance satisfactory to the Representatives, to the effect that such counsel has acted as counsel to the Issuer in connection with the preparation of the Registration Statement, the Prospectus and the Disclosure Package, they have reviewed each of Registration Statement, the Prospectus and the Disclosure Package and have participated in conferences and telephone conversations with representatives of the Issuer, representatives of the independent registered public accountants for the Issuer, representatives of the independent reserve engineers of the Issuer, representatives of the Underwriters and representatives of the Underwriters’ counsel, at which the contents of the Registration Statement, the Prospectus and the Disclosure Package and related matters were discussed. The purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Prospectus and the Disclosure Package, and such counsel has not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Prospectus and the Disclosure Package involve matters of a non-legal nature. Accordingly, such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus and the Disclosure Package (except to the extent set forth in paragraphs 11 and 12 above). Subject to the foregoing and on the basis of the information such counsel gained in the course of performing the services referred to above, such counsel advises that nothing came to their attention that caused them to believe that:
     (a) the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading;
     (b) the Prospectus, as of its date and as of the Closing Date and the Option Closing Date, if any, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
     (c) the Disclosure Package, together with the Issuer Free Writing Prospectuses set forth on a schedule to such opinion acceptable to counsel to the Underwriters, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that in each case they have not been asked to, and do not, express any belief with respect to (i) the financial statements, notes thereto, pro forma financial data, financial schedules or other financial, statistical, accounting information or reserve information and related schedules or matters contained or incorporated by reference in, or omitted from, the Registration Statement, the Prospectus and the Disclosure Package, or (ii) representations and warranties and other statements of fact contained in the exhibits to the documents incorporated by reference therein.

EXHIBIT C
Form of Opinion of GableGotwals
     1. The Oklahoma Company is a limited liability company validly existing and in good standing under the laws of the State of Oklahoma.
     2. The Oklahoma Company is existing and is in good standing in the State of Texas.
     3. All of the outstanding membership interests of the Oklahoma Company have been authorized and issued in accordance with the operating agreement attached as Exhibit 1 to the Opinion Support Certificate (the “Operating Agreement”) and are owned of record by Mid- Continent Holdings II, LLC, a wholly-owned subsidiary of the Issuer. The outstanding membership interests of the Oklahoma Company are owned free and clear of all liens, encumbrances and claims, except for: (a) contractual restrictions on transfer contained in the applicable constituent documents, the Indenture dated as of June 27, 2008, among the Issuer, Linn Energy Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, the Fourth Amended and Restated Credit Agreement dated as of April 28, 2009 among the Issuer, BNP Paribas, as administrative agent, and the lenders and agents party thereto (the “Bank Credit Facility”), and the Indenture dated as of May 18, 2009, among the Issuer, Linn Energy Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee, and (b) liens created under or pursuant to the Bank Credit Facility and other liens permitted under the Bank Credit Facility. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any membership interests of the Oklahoma Company are outstanding.

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EXHIBIT D
Form of General counsel Opinion
     1. All of the issued Units of the Issuer have been duly authorized and validly issued, are fully paid and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)), conform to the description thereof contained in each of the Disclosure Package and the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Issuer’s options, warrants and other rights to purchase or exchange any securities for shares of the Issuer’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in each of the Disclosure Package and the Prospectus and were issued in compliance with federal and state securities laws.
     2. All of the outstanding membership interests or capital stock, as applicable, of the Significant Subsidiaries (other than Linn Exploration Midcontinent, LLC, as to which such counsel expresses no view) have been authorized and issued in accordance with the limited liability company agreement or charter documents, as applicable, of such Significant Subsidiary, are fully paid, non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act) and are owned directly or indirectly by the Issuer. To such counsel’s knowledge, (i) the outstanding membership interests or capital stock, as applicable, of the Significant Subsidiaries (other than Linn Exploration Midcontinent, LLC, as to which such counsel expresses no view) owned by the Issuer are owned free and clear of all liens, encumbrances and claims, except for (a) contractual restrictions on transfer contained in the applicable constituent documents, the Indenture, dated as of June 27, 2008 (the “Old Indenture”), among the Issuer, Linn Energy Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, the Fourth Amended and Restated Credit Agreement dated as of April 28, 2009 among the Issuer, BNP Paribas, as administrative agent, and the lenders and agents party thereto (the “Bank Credit Facility”), and the Indenture dated as of May 18, 2009 (the “New Indenture”), among the Issuer, Linn Energy Finance Corp., the guarantors named therein and U.S. Bank, National Association, as trustee, and (b) liens created under or pursuant to the Bank Credit Facility and other liens permitted under the Bank Credit Facility; and (ii) no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any membership interests or capital stock of the Significant Subsidiaries (other than Linn Exploration Midcontinent, LLC, as to which such counsel expresses no view) are outstanding.
     3. Such counsel knows of no material legal or governmental actions, suits or proceedings pending or threatened against any Issuer or any subsidiary which would be required by the Securities Act to be disclosed in the Registration Statement except as set forth in the Disclosure Package and the Prospectus. To such counsel’s knowledge, other than as set forth in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Issuer or its subsidiaries are a party or of which any property of the Issuer or any subsidiary is the subject which are likely to result in, individually or in the aggregate, a Material Adverse Effect. Other than as set forth in the Disclosure Package and the Prospectus, to such counsel’s knowledge, no such proceedings have been overtly threatened in writing by

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governmental authorities or by others, which have not been resolved.
     4. To such counsel’s knowledge, there are no contracts or agreements between the Issuer and any person granting such person the right to require the Issuer to register any securities of the Issuer owned or to be owned by such person pursuant to the Registration Statement.
     In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Issuer and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that her opinion is limited to federal laws, the Delaware LLC Act and the DGCL, (D) state that she expresses no opinion with respect to any permits to own or operate any real or personal property, (F) state that she expresses no opinion with respect to the title of any of the Issuer or any of its subsidiaries to any of their respective real or personal property nor with respect to the accuracy or descriptions of real or personal property, and (G) state that she expresses no opinion with respect to state or local taxes or tax statutes to which the Issuer or any of its subsidiaries may be subject.

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